Exhibit 99.1

PRESS RELEASE

Liberty Global Schedules Investor Call

For Third Quarter 2009 Results

Englewood, Colorado — October 30, 2009: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB and LBTYK) today announced plans to release its third quarter 2009 results on Wednesday, November 4, 2009 after market close. You are invited to participate in Liberty Global’s Investor Call, which will begin at 9:30 a.m. (ET), on Thursday, November 5, 2009. At that time, management will discuss the Company’s results and business and expects to comment on the Company’s outlook and provide other forward looking information. Please call at least 15 minutes prior to the start of the teleconference.

800.723.6604          Domestic

785.830.7977          International

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on November 5, 2009. The replay numbers are:

888.203.1112          Domestic

719.457.0820          International

1654077                  Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

About Liberty Global

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of June 30, 2009, Liberty Global operated state-of-the-art networks that served approximately 17 million customers across 14 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations		Corporate Communications
Christopher Noyes	+1.303.220.6693	Hanne Wolf	+1.303.220.6678
Molly Bruce	+1.303.220.4202	Bert Holtkamp	+31.20.778.9800
K.C. Dolan	+1.303.220.6686